UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2020

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO		64836
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Committee Reinstates 2020 Base Salaries for Executive Officers

As previously reported, the Company instituted a variety of cost-cutting measures in response to the economic downturn and uncertainty caused by the COVID-19 pandemic. On April 9, 2020, upon the recommendation of the senior management team, the Compensation Committee of the Board of Directors (the “Committee”) reduced the biweekly rate for the 2020 base salaries for all of our executive officers. The 2020 base salaries were reduced by 50%, effective April 12, 2020 for an indefinite time period. On June 29, 2020, the Committee reinstated all executive officer 2020 base salaries to their initial levels, to be effective July 5, 2020. Our named executive officers’ base salaries are provided below.

Named Executive Officers	Reduced 2020 Annual Base Salary Rate	Reinstated 2020 Annual Base Salary Rate[3]
Karl G. Glassman, Chairman & CEO	$612,500	$1,225,000
J. Mitchell Dolloff, President & COO, President – Bedding Products	$350,000	$700,000
Jeffrey L. Tate, EVP & CFO	$285,000	$570,000
Scott S. Douglas, SVP – General Counsel & Secretary	$225,000	$450,000
Perry E. Davis, Former EVP, President – Residential Products & Industrial Products (SVP – Operations, 1/1/2020 through 2/7/2020)[1]	N/A	N/A
Matthew C. Flanigan, Former EVP & CFO[2]	N/A	N/A

[1]	Mr. Davis retired February 7, 2020.
[2]	Mr. Flanigan retired December 31, 2019.
[3]	The initial 2020 base salaries were approved by the Committee at its meeting on November 4, 2019.

Attached and incorporated herein by reference as Exhibit 10.1 is the Company’s updated Summary Sheet of Executive Cash Compensation.

Item 8.01	Other Events.

As previously reported, on April 9, 2020, the Board of Directors of the Company reduced director cash compensation by 50% in response to the economic downturn and uncertainty caused by the COVID-19 pandemic. The reduction applied to annual Board cash retainers, committee chair cash retainers and committee member cash retainers, all of which are paid on a quarterly basis. The reduction in compensation was applicable to the second quarter 2020 director fees. On June 29, 2020, the Board reinstated the quarterly cash payment rates to levels that existed prior to the April 9, 2020 Board meeting. The reinstated rates will be effective as of the Board’s third quarter 2020 cash payments.

Attached and incorporated herein by reference as Exhibit 10.2 is the Company’s updated Summary Sheet of Director Compensation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1*,**	Summary Sheet of Executive Cash Compensation

10.2*,**	Summary Sheet of Director Compensation

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the inline XBRL document)

101.SCH*	Inline XBRL Taxonomy Extension Schema

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase

104	Cover Page Interactive Data File (embedded within the inline XBRL document contained in Exhibit 101)

*	Denotes filed herewith.
**	Denotes management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: June 30, 2020	By:	/s/ SCOTT S. DOUGLAS
Scott S. Douglas
Senior Vice President – General Counsel & Secretary

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